Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Vaccinex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)		$150,000,000	0.0001102	$16,530.00

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$150,000,000		$16,530.00

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$9,483.76

	Net Fee Due							$7,046.24

(1)

There are being registered hereunder such indeterminate number of shares of common stock, $0.0001 par value per share, or the Common Stock, of the registrant as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $150,000,000. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)

Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Rule 457(p)

Fee Offset Claims	Vaccinex, Inc.	S-3	333-236416	February 13, 2020		$9,483.76	Common Stock	(1)	(1)	$73,064,414.41

Fee Offset Sources	Vaccinex, Inc.	S-3	333-236416		February 13, 2020						$9,483.76.

(1)

On February 13, 2020, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-236416) (the “Prior Registration Statement”), which registered an aggregate principal amount of $125,000,000 of Common Stock to be offered by the registrant from time to time. Approximately $51.9 million of securities were sold pursuant to the Prior Registration Statement, and the Prior Registration Statement has expired and all offerings thereunder have been completed or terminated. As a result, the registrant has $9,483.76 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.